UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
July 30, 2010
CINCINNATI BELL INC.
(Exact name of registrant as specified in its charter)

Ohio	1-8519	31-1056105
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
221 East Fourth Street
Cincinnati, OH 54202
(Address of principal executive offices, including zip code)
(513) 397-9900
(Registrant’s telephone number including area code)
Not Applicable
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On July 30, 2010, Cincinnati Bell Inc. (the “Company”) entered into an Employment Agreement with the Company’s Chief Marketing Officer, Tara L. Khoury. The Employment Agreement provides for the employment and retention of Ms. Khoury as Chief Marketing Officer for a one-year term subject to automatic one-year extensions. Ms. Khoury’s Agreement provides for a minimum base salary of $321,300 per year and a minimum bonus target of $192,780. Ms. Khoury will also be eligible for long term incentive awards under the Company’s 2007 Long Term Incentive Plan and/or any similar plan made available to the Company’s executives. The foregoing summary of the Agreement is qualified in its entirety by the Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

EXHIBIT
NUMBER	DESCRIPTION

10.1	Employment Agreement between Cincinnati Bell Inc. and Tara L. Khoury, dated July 30, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CINCINNATI BELL INC.
Date: August 4, 2010
	By:	/s/ Christopher J. Wilson Name: Christopher J. Wilson
Title: Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Employment Agreement between Cincinnati Bell Inc. and Tara L. Khoury, dated July 30, 2010.

4